UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARLINGTON ASSET INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1873198
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Nineteenth Street North Arlington, VA	22209
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-215384

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Arlington Asset Investment Corp. (the “Registrant”), to be registered hereby, contained under the heading “Description of the Series C Preferred Stock” in the Registrant’s Prospectus Supplement, dated March 5, 2019, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2009).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation designating the shares of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A filed on May 9, 2017).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation designating the shares of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share.*

3.4	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 28, 2011).

3.5	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 4, 2015).

3.6	Amendment No. 2 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2016).

3.7	Amendment No. 3 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 17, 2019).

4.1	Form of specimen certificate representing the shares of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 11, 2019

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Richard E. Konzmann
Name:	Richard E. Konzmann
Title:	Executive Vice President, Chief Financial Officer and Treasurer